THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-01 CUSIP #126691

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691



                                              Distribution Date     08/25/96


                                                        SINGLE        TOTAL
4.04(i)   Reduction of the Stated Amount of           CERTIFICATE    AMOUNT
          Certificates
               Class A-1 Certificates.         SW5    $9.81444402 $361,966.51
               Class A-2 Certificates.         SX3    $0.00000000       $0.00
               Class A-3 Certificates.         SY1    $1.44695048  $68,079.02
               Class A-4 Certificates.         SZ8    $0.00000000       $0.00
               Class A-5 Certificates.         TA2    $0.00000000       $0.00
               Class A-6 Certificates.         TB0    $0.73427182   $8,076.99
               Class A-7 Certificates.         N/A    $0.00000000       $0.00
               Class X Certificates.           TD6    $0.00000000       $0.00
               Class A-R Certificates.         TE4    $0.00000000       $0.00
               Class PO Certificates.          TC8    $0.94660619     $506.99
               Class B-1 Certificates.         TF1    $0.73427342   $2,900.38
               Class B-2 Certificates.         TG9    $0.73427269   $1,933.34
               Class B-3 Certificates.         TH7    $0.73426944  $ 1,482.49
               Class B-4 Certificates.                $0.73427107     $644.69
               Class B-5 Certificates.                $0.73427757     $386.23
               Class B-6 Certificates.                $0.73426562     $388.84

                                 Total                             446,365.48
          Aggregate amount of any Principal                        251,294.32
          Prepayments


                                                   SINGLE           TOTAL
4.04(ii)  Amount of distribution representing    CERTIFICATE       AMOUNT
          interest.
               Class A-1 Certificates.           $5.32464901     $196,378.38
               Class A-2 Certificates.           $5.58336521      $86,988.83
               Class A-3 Certificates.           $5.49207800     $258,402.27
               Class A-4 Certificates.           $5.24137105      $15,100.39
               Class A-5 Certificates.           $5.61575495      $16,178.99
               Class A-6 Certificates.           $6.02432364      $66,267.56
               Class A-7 Certificates.           $5.53648189     $267,074.35
               Class X Certificates.             $0.40742973      $60,420.86
               Class A-R Certificates.           $0.00000000           $0.00
               Class PO Certificates.            $0.00000000           $0.00
               Class B-1 Certificates.           $6.02432405      $23,796.08
               Class B-2 Certificates.           $6.02432207      $15,862.04
               Class B-3 Certificates.           $6.02432392      $12,163.11
               Class B-4 Certificates.          $10.05581749       $5,289.36
               Class B-5 Certificates.           $6.02431559       $3,168.79
               Class B-6 Certificates.           $6.02432424       $3,190.26

                                 Total                          1,030,281.27


4.04(iii) Amount of shortfall which is less than the full amount that would be distributed:
                            Principal                                  0.00
                            Interest                                   0.00


4.04(iv)  Stated Amount of Certificates after this Distribution
                                                    ORIGINAL                 SINGLE                    TOTAL
                                                    BALANCE                CERTIFICATE                AMOUNT
               Class A-1 Certificates.             36,881,000.00          $958.30356498           $35,343,193.78
               Class A-2 Certificates.             15,580,000.00        $1,000.00000000           $15,580,000.00
               Class A-3 Certificates.             47,050,000.00          $974.92249054           $45,870,103.18
               Class A-4 Certificates.              2,881,000.00          $898.52072544            $2,588,638.21
               Class A-5 Certificates.              2,881,000.00          $898.52072544            $2,588,638.21
               Class A-6 Certificates.             11,000,000.00          $996.39509455           $10,960,346.04
               Class A-7 Certificates.             48,239,000.00          $994.84869338           $47,990,506.12
               Class X Certificates.              148,297,622.57          $978.36756352          $145,089,583.67
               Class A-R Certificates.                  1,000.00            $0.00000000                    $0.00
               Class PO Certificates.                 535,587.03          $985.83501919              $528,000.45
               Class B-1 Certificates.              3,950,000.00          $996.39509367            $3,935,760.62
               Class B-2 Certificates.              2,633,000.00          $996.39509305            $2,623,508.28
               Class B-3 Certificates.              2,019,000.00          $996.39509658            $2,011,721.70
               Class B-4 Certificates.                878,000.00          $996.39509112              $874,834.89
               Class B-5 Certificates.                526,000.00          $996.39509506              $524,103.82
               Class B-6 Certificates.                529,563.13          $996.39510402              $527,654.11

                                                                    Total                         171,947,009.41


4.04(v)   The Pool Stated Principal Balance for the following Distribution Date:
                                                                  171,947,009.44


4.04(vi)  Senior Percentage for the following Distribution
          Date                                                  93.903256000550%
          Subordinated Percentage for the following Distribution
          Date                                                   6.096743999450%


4.04(vii) Amount of the Master Servicing Fees paid to or retained by the Master
          Servicer with respect to such Distribution Date              44,693.58


4.04(viii)Pass-Through Rate for each Class of Certificates
               Class A-1 Certificates.                       6.60000%
               Class A-2 Certificates.                       6.70000%
               Class A-3 Certificates.                       6.75000%
               Class A-4 Certificates.                       7.00000%
               Class A-5 Certificates.                       7.50000%
               Class A-6 Certificates.                       7.25000%
               Class A-7 Certificates.                       7.25000%
               Class X Certificates.                         0.49730%
               Class A-R Certificates.                       7.25000%
               Class PO Certificates.                        0.00000%
               Class B-1 Certificates.                       7.25000%
               Class B-2 Certificates.                       7.25000%
               Class B-3 Certificates.                       7.25000%
               Class B-4 Certificates.                       7.25000%
               Class B-5 Certificates.                       7.25000%
               Class B-6 Certificates.                       7.25000%


4.04(ix)  Amount of Advances included in the distribution on such Distribution
          Date                                                         10,040.08
          Aggregate amount of Advances outstanding as of the close of business
          on such Distribution Date.                                   13,084.98


4.04(x)   A.  The number and aggregate principal amounts of Mortgage Loans delinquent
                              30 to 59 days              4           895,350.28
                              60 to 89 days              1           395,518.50
                               90 or more                0                 0.00


          B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent


                             In Foreclosure              0                 0.00


4.04(xi)  Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar
          month.                                                           0.00


4.04(xii) Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding
          such Distribution Date.                                          0.00


4.04(xiii)Senior Prepayment Percentage for following Distribution Date
                                                              100.000000000000%


4.04(xiv) Aggregate amount of Realized Losses incurred during the
          preceding month                                                  0.00
          Aggregate amount of Realized Losses through Distribution Date


4.04(xv)  Special Hazard Loss Coverage Amount                      3,760,049.30
          Required Fraud Loss Coverage                             8,000,007.24
          Current Bankruptcy Amount                                   50,000.00